Exhibit 99.1

FOR IMMEDIATE RELEASE

SABRA REPORTS FIRST QUARTER 2025 RESULTS; REITERATES 2025 GUIDANCE

TUSTIN, CA, May 5, 2025 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (Nasdaq: SBRA) today announced its results of operations for the first quarter of 2025.

FIRST QUARTER 2025 RESULTS AND RECENT EVENTS
•Results per diluted common share for the first quarter of 2025 were as follows:
•Net Income: $0.17
•FFO: $0.36
•Normalized FFO: $0.35
•AFFO: $0.37
•Normalized AFFO: $0.37
•EBITDARM Coverage Summary:
•Skilled Nursing/Transitional Care: 2.19x
•Senior Housing - Leased: 1.41x
•Behavioral Health, Specialty Hospitals and Other: 3.77x

•Same store managed senior housing Cash NOI increased 16.9% on a year-over-year basis.

•During the first quarter of 2025, Sabra exercised its option to acquire the second phase of its Legacy Living Jasper senior housing campus for $7.8 million. The investment was added to the existing Legacy Living master lease with an initial cash yield of 7.5%.

•Sabra has been awarded over $200 million of newer vintage senior housing acquisition opportunities with an estimated average initial cash yield in the high 7% range, and expects to close on these investments in the near term, pending satisfactory completion of due diligence. These investments are currently in the Letter of Intent or later stage and Sabra expects to fund these investments, if consummated, with available liquidity, including proceeds from the forward sales agreements under its at-the-market equity offering program (“ATM program”).

•During the first quarter of 2025, Sabra utilized the forward feature under the ATM program to allow for the sale of up to 4.9 million shares at an initial weighted average price of $17.32 per share, net of commissions. As of March 31, 2025, 6.4 million shares remained outstanding under the forward sale agreements, with an initial weighted average price of $17.32 per share, net of commissions.

•On April 30, 2025, Fitch Ratings (“Fitch”) affirmed Sabra’s “BBB-” credit rating with a Stable Outlook, citing the Company’s adequate leverage, strong liquidity, continued growth in its senior housing managed portfolio, and improved portfolio-level lease coverage.

•As of March 31, 2025, Net Debt to Adjusted EBITDA was 5.19x.

•On May 5, 2025, Sabra’s Board of Directors declared a quarterly cash dividend of $0.30 per share of common stock. The dividend will be paid on May 30, 2025, to common stockholders of record as of the close of business on May 16, 2025.

Commenting on the first quarter’s results, Rick Matros, CEO and Chair, said, “As expected, we are seeing real traction on deal flow of newer vintage assets with attractive yields as we continue to grow our senior housing managed portfolio. We are still not seeing much in the way of high-quality skilled nursing opportunities but remain focused on making skilled investments as opportunities arise. Our senior housing managed portfolio again showed robust year over year growth. Our triple-net skilled nursing and senior housing portfolios hit post-pandemic rent coverage highs. Leverage ticked down again and we have ample liquidity available. We are grateful for the resilience and hard work of our operators, which has positioned them to proactively invest in their businesses, and we are optimistic about what lies ahead.”

LIQUIDITY
As of March 31, 2025, we had approximately $1.1 billion of liquidity, consisting of unrestricted cash and cash equivalents of $22.7 million, available borrowings under our revolving credit facility of $917.3 million and $110.5 million related to shares outstanding under forward sale agreements under our ATM program. As of March 31, 2025, we also had $297.7 million available under the ATM program.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call with a simultaneous webcast to discuss the 2025 first quarter results will be held on Tuesday, May 6, 2025, at 10:00 am Pacific Time. The webcast URL is https://events.q4inc.com/attendee/667976677. The dial-in number for U.S. participants is (888) 880-4448. For participants outside the U.S., the dial-in number is (646) 960-0572. The conference ID number is 1382596. A digital replay of the call will be available on the Company’s website at www.sabrahealth.com. The Company’s supplemental information package for the first quarter will also be available on the Company’s website in the “Investors” section.
ABOUT SABRA
As of March 31, 2025, Sabra’s investment portfolio included 364 real estate properties held for investment (consisting of (i) 224 skilled nursing/transitional care facilities, (ii) 39 senior housing communities (“senior housing - leased”), (iii) 69 senior housing communities operated by third-party property managers pursuant to property management agreements (“senior housing - managed”), (iv) 17 behavioral health facilities and (v) 15 specialty hospitals and other facilities), 15 investments in loans receivable (consisting of three mortgage loans and 12 other loans), four preferred equity investments and two investments in unconsolidated joint ventures. As of March 31, 2025, Sabra’s real estate properties held for investment included 37,075 beds/units, spread across the United States and Canada.

FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Any statements that do not relate to historical or current facts or matters are forward-looking statements. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Examples of forward-looking statements include all statements regarding our other expectations regarding our future financial position (including our earnings guidance for 2025, as well as the assumptions set forth therein); our expectations regarding our results of operations, cash flows, liquidity, business strategy, growth opportunities, potential investments and dispositions; our expectations regarding our investment activity, including the expected funding for such investments; and our plans and objectives for future operations and capital raising activity.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including, among others, the following: the ability to reach a definitive agreement for awarded investments and our ability to close such acquisitions on the expected terms or at all; increased labor costs and labor shortages; increases in market interest rates and inflation; pandemics or epidemics, such as COVID-19, and the related impact on our tenants, borrowers and senior housing - managed communities; operational risks with respect to our senior housing - managed communities; competitive conditions in our industry; the loss of key management personnel; uninsured or underinsured losses affecting our properties; potential impairment charges and adjustments related to the accounting of our assets; the potential variability of our reported rental and related revenues as a result of Accounting Standards Update (“ASU”) 2016-02, Leases, as amended by subsequent ASUs; risks associated with our investment in our unconsolidated joint ventures; catastrophic weather and other natural or man-made disasters, the effects of climate change on our properties and a failure to implement sustainable and energy-efficient measures; increased operating costs and competition for our tenants, borrowers and senior housing - managed communities; increased healthcare regulation and enforcement; our tenants’ dependency on reimbursement from governmental and other third-party payor programs; the effect of our tenants, operators or borrowers declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; the impact of required regulatory approvals of transfers of healthcare properties; environmental compliance costs and liabilities associated with real estate properties we own; our tenants’, borrowers’ or operators’ failure to adhere to applicable privacy and data security laws; a material breach of our or our tenants’, borrowers’ or operators’ information technology; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; adverse changes in our credit ratings; our ability to make dividend distributions at expected levels; our ability to raise capital through equity and debt financings; changes and uncertainty in macroeconomic conditions and disruptions in the financial markets; risks associated with our ownership of property outside the U.S., including currency fluctuations; the relatively illiquid nature of real estate investments; our ability to maintain our status as a real estate investment trust (“REIT”) under the federal tax laws; compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; changes in tax laws and regulations affecting REITs; the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities; and the exclusive forum provisions in our bylaws.
Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, unless required by law to do so.
TENANT AND BORROWER INFORMATION
This release includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this release has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.
NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: Net Debt to Adjusted EBITDA, funds from operations (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share, Normalized AFFO per diluted common share, net operating income (“NOI”) and Cash NOI. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at https://ir.sabrahealth.com/investors/financials/quarterly-results.
CONTACT
Investor & Media Inquiries: (888) 393-8248 or investorinquiries@sabrahealth.com

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Revenues:
Rental and related revenues (1)	$96,037	$91,776
Resident fees and services	77,447	66,031
Interest and other income	10,059	8,940
Total revenues	183,543	166,747
Expenses:
Depreciation and amortization	43,494	42,914
Interest	27,100	28,408
Triple-net portfolio operating expenses	3,479	4,324
Senior housing - managed portfolio operating expenses	56,454	49,669
General and administrative	12,728	11,890
Recovery of loan losses	(173)	(137)
Impairment of real estate	—	3,137
Total expenses	143,082	140,205
Other income	38	760
Income before income (loss) from unconsolidated joint ventures and income tax expense	40,499	27,302
Income (loss) from unconsolidated joint ventures	218	(595)
Income tax expense	(413)	(453)
Net income	$40,304	$26,254

Net income, per:
Basic common share	$0.17	$0.11
Diluted common share	$0.17	$0.11

Weighted average number of common shares outstanding, basic	237,891,035	231,453,564
Weighted average number of common shares outstanding, diluted	240,295,817	233,365,031

(1) See the following page for additional details regarding rental and related revenues.

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF INCOME - SUPPLEMENTAL INFORMATION
(in thousands)

	Three Months Ended March 31,
	2025	2024
Cash rental income	$90,071	$89,036
Straight-line rental income	723	1,119
Write-offs of cash and straight-line rental income receivable and lease intangibles	566	(2,921)
Above/below market lease amortization	1,139	1,211
Operating expense recoveries	3,538	3,331
Rental and related revenues	$96,037	$91,776

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	March 31, 2025	December 31, 2024
Assets
Real estate investments, net of accumulated depreciation of $1,142,657 and $1,102,030 as of March 31, 2025 and December 31, 2024, respectively	$4,488,111	$4,513,734
Loans receivable and other investments, net	444,151	442,584
Investment in unconsolidated joint ventures	120,838	121,803
Cash and cash equivalents	22,653	60,468
Restricted cash	6,244	5,871
Lease intangible assets, net	24,817	27,464
Accounts receivable, prepaid expenses and other assets, net	126,384	131,755
Total assets	$5,233,198	$5,303,679
Liabilities
Secured debt, net	$44,811	$45,316
Revolving credit facility	82,684	106,554
Term loans, net	530,194	529,753
Senior unsecured notes, net	1,736,213	1,736,025
Accounts payable and accrued liabilities	112,067	117,896
Lease intangible liabilities, net	24,997	26,847
Total liabilities	2,530,966	2,562,391
Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized, 237,936,460 and 237,586,882 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	2,379	2,376
Additional paid-in capital	4,591,907	4,592,605
Cumulative distributions in excess of net income	(1,907,266)	(1,874,633)
Accumulated other comprehensive income	15,212	20,940
Total equity	2,702,232	2,741,288
Total liabilities and equity	$5,233,198	$5,303,679

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$40,304	$26,254
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43,494	42,914
Non-cash rental and related revenues	(2,428)	591
Non-cash interest income	4	7
Non-cash interest expense	1,729	3,071
Stock-based compensation expense	2,711	2,521
Recovery of loan losses	(173)	(137)
Impairment of real estate	—	3,137
(Income) loss from unconsolidated joint ventures	(218)	595
Distributions of earnings from unconsolidated joint ventures	2,368	1,478
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other assets, net	(2,822)	(6,288)
Accounts payable and accrued liabilities	(4,706)	(21,348)
Net cash provided by operating activities	80,263	52,795
Cash flows from investing activities:
Acquisition of real estate	(7,854)	—
Origination and fundings of loans receivable	(1,710)	(102)
Origination and fundings of preferred equity investments	(9)	(1,007)
Additions to real estate	(7,783)	(12,935)
Repayments of loans receivable	1,129	391
Repayments of preferred equity investments	813	617
Investment in unconsolidated joint ventures	(1,030)	(188)
Net cash used in investing activities	(16,444)	(13,224)
Cash flows from financing activities:
Net (repayments of) borrowings from revolving credit facility	(23,881)	52,404
Principal payments on secured debt	(517)	(503)
Payments of deferred financing costs	(80)	(80)
Issuance of common stock, net	(5,391)	(2,606)
Dividends paid on common stock	(71,373)	(69,444)
Net cash used in financing activities	(101,242)	(20,229)
Net (decrease) increase in cash, cash equivalents and restricted cash	(37,423)	19,342
Effect of foreign currency translation on cash, cash equivalents and restricted cash	(19)	(131)
Cash, cash equivalents and restricted cash, beginning of period	66,339	46,719
Cash, cash equivalents and restricted cash, end of period	$28,897	$65,930
Supplemental disclosure of cash flow information:
Interest paid	$20,233	$20,495

SABRA HEALTH CARE REIT, INC.
FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO,
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Net income	$40,304	$26,254
Add:
Depreciation and amortization of real estate assets	43,494	42,914
Depreciation and amortization of real estate assets related to unconsolidated joint ventures	2,180	2,229
Impairment of real estate	—	3,137
FFO	$85,978	$74,534
Write-offs of cash and straight-line rental income receivable and lease intangibles	(566)	2,921
Recovery of loan losses	(173)	(137)
Other normalizing items (1)	2	1,121
Normalized FFO	$85,241	$78,439
FFO	$85,978	$74,534
Stock-based compensation expense	2,711	2,521
Non-cash rental and related revenues	(2,428)	591
Non-cash interest expense	1,729	3,071
Recovery of loan losses	(173)	(137)
Other adjustments related to unconsolidated joint ventures	(109)	153
Other adjustments	446	417
AFFO	$88,154	$81,150
Other normalizing items (1)	84	1,106
Normalized AFFO	$88,238	$82,256
Amounts per diluted common share:
Net income	$0.17	$0.11
FFO	$0.36	$0.32
Normalized FFO	$0.35	$0.34
AFFO	$0.37	$0.35
Normalized AFFO	$0.37	$0.35
Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	240,295,817	233,365,031
AFFO and Normalized AFFO	241,513,735	234,671,379

(1)    Other normalizing items for FFO and AFFO primarily include triple-net operating expenses, net of recoveries.

REPORTING DEFINITIONS
Adjusted EBITDA*
Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization (“EBITDA”) excluding the impact of merger-related costs, stock-based compensation expense under the Company’s long-term equity award program, and loan loss reserves. Adjusted EBITDA is an important non-GAAP supplemental measure of operating performance.

Behavioral Health
Includes behavioral hospitals that provide inpatient and outpatient care for patients with mental health conditions, chemical dependence or substance addictions and addiction treatment centers that provide treatment services for chemical dependence and substance addictions, which may include inpatient care, outpatient care, medical detoxification, therapy and counseling.

Cash Net Operating Income (“Cash NOI”)*
The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash revenues and expenses. Cash NOI excludes all other financial statement amounts included in net income.

EBITDARM
Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. EBITDARM has limitations as an analytical tool. EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDARM does not represent a property’s net income or cash flows from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which may vary by operator/tenant and operating structure, and as a supplemental measure of the ability of the Company’s operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company.

EBITDARM Coverage
Represents the ratio of EBITDARM to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDARM Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful.

Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)*
The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“Nareit”), and adjusted funds from operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions and the Company’s share of gains or losses from real estate dispositions related to its unconsolidated joint ventures, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to its unconsolidated joint ventures, and real estate impairment charges of both consolidated and unconsolidated entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. AFFO is defined as FFO excluding stock-based compensation expense, non-cash rental and related revenues, non-cash interest income, non-cash interest expense, non-cash portion of loss on extinguishment of debt, provision for (recovery of) loan losses and other reserves, non-cash lease termination income and deferred income taxes, as well as other non-cash revenue and expense items (including noncapitalizable acquisition costs, transaction costs related to operator transitions and organizational or other restructuring activities, ineffectiveness gain/loss on derivative instruments, and non-cash revenue and expense amounts related to noncontrolling interests) and the Company’s

REPORTING DEFINITIONS
share of non-cash adjustments related to its unconsolidated joint ventures. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company’s operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define AFFO differently than the Company does.

Investment
Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization and excludes net intangible assets and liabilities.

Net Debt*
The principal balances of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness as reported in the Company’s consolidated financial statements, net of cash and cash equivalents as reported in the Company’s consolidated financial statements.

Net Debt to Adjusted EBITDA*
Net Debt to Adjusted EBITDA is calculated as Net Debt divided by Annualized Adjusted EBITDA, which is Adjusted EBITDA, as adjusted for annualizing adjustments that give effect to the acquisitions and dispositions completed during the respective period as though such acquisitions and dispositions were completed as of the beginning of the period presented.

Net Operating Income (“NOI”)*
The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines NOI as total revenues less operating expenses. NOI excludes all other financial statement amounts included in net income.

Normalized FFO and Normalized AFFO*
Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does.

Senior Housing
Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities.

Senior Housing - Managed
Senior Housing communities operated by third-party property managers pursuant to property management agreements.

REPORTING DEFINITIONS
Skilled Nursing/Transitional Care
Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.

Specialty Hospitals and Other
Includes acute care, long-term acute care and rehabilitation hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care, Senior Housing or Behavioral Health.

Stabilized Facility
At the time of acquisition, the Company classifies each facility as either stabilized or non-stabilized. In addition, the Company may classify a facility as non-stabilized after acquisition. Circumstances that could result in a facility being classified as non-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities are typically reclassified to stabilized upon the earlier of maintaining consistent performance or 24 months after the date of classification as non-stabilized. Stabilized Facilities generally exclude (i) facilities held for sale, (ii) strategic disposition candidates, (iii) facilities being transitioned to a new operator, (iv) facilities being transitioned from being leased by the Company to being operated by the Company and (v) leased facilities acquired during the three months preceding the period presented.

*Non-GAAP Financial Measures
Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this release can be found at https://ir.sabrahealth.com/investors/financials/quarterly-results.